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                                                                    EXHIBIT 99.1


                              SABINE ROYALTY TRUST


                                                                    NEWS RELEASE



                          SABINE ROYALTY TRUST DECLARES
                       MONTHLY CASH DISTRIBUTION FOR JUNE

         DALLAS, TEXAS, JUNE 4, 2003 - Bank of America, N.A., Dallas, Texas, as Trustee of the Sabine Royalty Trust (NYSE - SBR), today declared a cash distribution to the holders of its units of beneficial interest of $0.29147 per unit, payable on June 30, 2003, to unit holders of record on June 16, 2003.

         Due to the timing of the end of the month of May, approximately $1,900,000 of revenue received will be posted in the following month of June in addition to normal receipts during June.

         For more information on Sabine Royalty Trust, please visit our website at www.sbr-sabineroyalty.com.

                                   *    *    *

         Contact: Ron E. Hooper
                  Senior Vice President
                  Bank of America, N.A.
                  Toll Free - 800.365.6541